Exhibit 99.2
Unaudited Pro Forma Condensed Consolidated Financial Statements
On July 10, 2007, KB Home (the “Company”) completed the sale of its entire 49% equity interest in its publicly-traded French subsidiary, Kaufman & Broad SA (“KBSA”), thereby disposing of all of its French homebuilding operations and assets, pursuant to a share purchase agreement (the “Share Purchase Agreement”) it entered into with Financière Gaillon 8 SAS (the “Purchaser”), an affiliate of PAI Partners, a European private equity firm, and three of the Company’s wholly-owned domestic subsidiaries: Kaufman and Broad Development Group, International Mortgage Acceptance Corporation, and Kaufman and Broad International, Inc. (collectively, the “Selling Subsidiaries”). Under the Share Purchase Agreement, the Purchaser acquired the entire 49% equity interest (representing 10,921,954 shares, which were held collectively by the Selling Subsidiaries) at a price of 55.00 euros per share. The purchase price consisted of 50.17 euros per share paid by the Purchaser in cash, and a cash dividend of 4.83 euros per share paid by KBSA upon the approval of KBSA’s board of directors. The Share Purchase Agreement was attached as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2007.
The results of operations of KBSA were classified as discontinued operations in the unaudited consolidated financial statements and notes thereto included in the Company’s statement of operations as of and for the six months ended May 31, 2007 in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2007. Accordingly, there are no pro forma adjustments to continuing operations necessary to reflect the Company’s sale of its equity interest in KBSA for the six months ended May 31, 2007.
The following unaudited pro forma condensed consolidated balance sheet as of May 31, 2007 gives effect to the sale of the Company’s ownership interest in KBSA as if it had occurred as of May 31, 2007. The following unaudited pro forma condensed consolidated statement of operations for the six months ended May 31, 2007 gives effect to the sale of the Company’s ownership interest in KBSA as if it had occurred as of December 1, 2006 and its unaudited pro forma condensed consolidated statement of income for the year ended November 30, 2006 gives effect to the sale of the Company’s ownership interest in KBSA as if it had occurred as of December 1, 2005.
The unaudited pro forma condensed consolidated financial information herein contains estimates based on presently available information and certain assumptions that the Company believes are reasonable. The actual amounts could differ from these estimates. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved by the Company had the sale of its ownership interest in KBSA been completed as of the dates indicated, or of the financial position or operating results that may be obtained by the Company in the future. In addition, the unaudited pro forma condensed consolidated financial information does not reflect changes that may occur as a result of activities subsequent to the disposition described above. These unaudited pro forma condensed consolidated financial statements and the accompanying notes have been derived from and should be read together with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2006 and the Quarterly Report on Form 10-Q for the quarter ended May 31, 2007.

KB Home
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

	As of May 31, 2007
	As reported(a)	Adjustments		Pro forma
Assets

Construction:
Cash and cash equivalents	$272,088	$807,246	(b)	$1,079,334
Receivables	235,274	—		235,274
Inventories	5,238,312	—		5,238,312
Investments in unconsolidated joint ventures	379,334	—		379,334
Deferred income taxes	548,440	—		548,440
Other assets	336,658	—		336,658

	7,010,106	807,246		7,817,352

Financial services	34,269	—		34,269

Assets of discontinued operations	1,570,084	(1,570,084	)(c)	—

Total assets	$8,614,459	$(762,838)		$7,851,621

Liabilities and Stockholders’ Equity

Construction:
Accounts payable	$399,022	$—		$399,022
Accrued expenses and other liabilities	1,273,373	167,853	(d)	1,441,226
Mortgages and notes payable	2,811,932	—		2,811,932

	4,484,327	167,853		4,652,180

Financial services	28,500	—		28,500

Liabilities of discontinued operations	1,322,981	(1,322,981	)(c)	—

Stockholders’ equity:
Common stock	114,873	—		114,873
Paid-in capital	840,272	—		840,272
Retained earnings	2,815,783	460,443	(d)	3,276,226
Accumulated other comprehensive income	68,153	(68,153	)(d)	—
Grantor stock ownership trust, at cost	(133,821)	—		(133,821)
Treasury stock, at cost	(926,609)	—		(926,609)

Total stockholders’ equity	2,778,651	392,290		3,170,941

Total liabilities and stockholders’ equity	$8,614,459	$(762,838)		$7,851,621

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

KB Home
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Six Months Ended May 31, 2007
	As reported (a)	Adjustments	Pro forma
Total revenues	$2,802,046	$—	$2,802,046

Construction:
Revenues	$2,794,635	$—	$2,794,635
Costs and expenses	(3,054,491)	—	(3,054,491)

Operating loss	(259,856)	—	(259,856)

Interest income	10,268	—	10,268
Equity in pretax loss of unconsolidated joint ventures	(41,700)	—	(41,700)

Construction pretax loss	(291,288)	—	(291,288)

Financial services:
Revenues	7,411	—	7,411
Expenses	(2,411)	—	(2,411)
Equity in pretax income of unconsolidated joint venture	10,191	—	10,191

Financial services pretax income	15,191	—	15,191

Loss from continuing operations before income taxes	(276,097)	—	(276,097)

Income tax benefit	112,600	—	112,600

Loss from continuing operations	$(163,497)	$—	$(163,497)

Basic loss per share — continuing operations	$(2.12)	$—	$(2.12)

Diluted loss per share — continuing operations	$(2.12)	$—	$(2.12)

Basic average shares outstanding	77,046	—	77,046

Diluted average shares outstanding	77,046	—	77,046

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

KB Home
Unaudited Pro Forma Condensed Consolidated Statement of Income
(in thousands, except per share amounts)

	Year Ended November 30, 2006
	As reported (a)	Adjustments		Pro forma
Total revenues	$11,003,792	$(1,623,709	)(e)	$9,380,083

Construction:
Revenues	$10,983,552	$(1,623,709	)(e)	$9,359,843
Costs and expenses	(10,227,835)	1,438,308	(e)	(8,789,527)

Operating income	755,717	(185,401)		570,316

Interest income	6,146	(643	)(e)	5,503
Interest expense, net of amounts capitalized	(18,723)	1,910	(e)	(16,813)
Minority interests	(68,300)	68,300	(e)	—
Equity in pretax loss of unconsolidated joint ventures	(10,325)	(10,505	)(e)	(20,830)

Construction pretax income	664,515	(126,339)		538,176

Financial services:
Revenues	20,240	—		20,240
Expenses	(5,923)	—		(5,923)
Equity in pretax income of unconsolidated joint venture	19,219	—		19,219

Financial services pretax income	33,536	—		33,536

Income from continuing operations before income taxes	698,051	(126,339)		571,712

Income tax expense	(215,700)	36,900	(e)	(178,800)

Income from continuing operations	$482,351	$(89,439)		$392,912

Basic earnings per share — continuing operations	$6.12			$4.98

Diluted earnings per share — continuing operations	$5.82			$4.74

Basic average diluted shares outstanding	78,829			78,829

Diluted average shares outstanding	82,856			82,856

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
(a)	Historical information as of and for the six months ended May 31, 2007 has been derived from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2007. Historical financial information for the year ended November 30, 2006 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2006.

(b)	Represents total consideration, comprised of cash proceeds from the sale and dividends, of $807.2 million received from the sale of the Company’s entire 49% equity interest in KBSA.

(c)	Adjustment to eliminate the carrying value of assets and liabilities of KBSA.

(d)	Adjustment to reflect the gain on the sale of the Company’s 49% equity interest in KBSA, net of the related income tax expense, and the recognition of $68.2 million of cumulative foreign currency translation adjustment. The estimated pro forma net gain is included in discontinued operations. The estimated pro forma net gain is calculated as follows (in thousands):

Total cash proceeds	$807,246
Net book basis in investment sold	(247,103)
Recognition of cumulative foreign currency translation adjustment	68,153
Estimated professional fees and closing costs	(16,038)

Estimated pro forma gain on the sale of KBSA before income taxes	612,258
Income tax expense	(244,662)

Estimated pro forma net gain	367,596
Deferred royalty income recognized on the sale of KBSA	92,847

Estimated total pro forma adjustment	$460,443

(e)	Adjustments to reflect the reclassification of KBSA operations for the year ended November 30, 2006 to discontinued operations. KBSA was presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2007.